EXHIBIT 10.1
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                                                     September 29, 2004



Mr. Gregory T. Rogers
3 Rockwood Lane Spur
Greenwich, Connecticut  06830

Dear Greg:

         This letter will confirm the terms of your Separation Agreement and General Release ("Agreement") from Levin Management Co., Inc. (the "Company"). Your signature at the end of this Agreement will signify your acceptance of and agreement to the provisions of this Agreement.

                  1. Resignation Date. The effective date of your resignation from the Company shall be September 30, 2004 ("Resignation Date").

                  2. Separation Payments. In consideration for a general release of all claims, the Company shall make the following payments to you:

                           a. The Company shall pay you a lump sum separation amount of ninety-seven thousand and six hundred seventy seven dollars ($97,677) by directly depositing such amount into your account on or about September 30, 2004. You may direct that a portion of this payment, in an amount up to the limit allowable by law, be contributed to your 401(k) plan by notifying the Company of your decision prior to September 30, 2004.

                           b. On each of January 1, 2005, February 1, 2005, March 1, 2005, April 1, 2005, May 1, 2005 and June 1,
                           2005, the Company shall pay you a lump sum payment of twelve thousand, five-hundred dollars ($12,500) by sending a check payable to you (or to the entity through which you are conducting consulting services) to the address listed above. Such amounts shall be payable to you in full payment for consulting services for the period January 1 through June 30, 2005. On a quarterly basis, you shall provide up to the greater of (i) 40 hours or (ii) the number of hours determined by dividing 37,500 by your applicable hourly billing rate, of consulting services to be determined, which services may include a quarterly review of the Company's risk management report and discussion of the report with the Company's head of client service. In the event that


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                           the Company does not request the full amount of work
                           from you to which it is entitled, your fees will not be reduced. You acknowledge and agree, however, that you shall forfeit any right you may have to a payment if you provide services as an employee (or functional equivalent) to a Competitive Business prior to the date such payment is due. For purposes of this Agreement, "Competitive Business" means any business that competes directly or indirectly with the Company in actively managing money, including but not limited to, businesses that are engaged in long-only value equity and short-bias equity, event driven, distressed debt and equity long/short hedge fund products, or that otherwise actively manages money or seeds managers or sponsors hedge funds.

                           c. On each of July 1, 2005 and September 1, 2005, the Company shall pay you $37,500 for the type and quantity of consulting services to the Company described in paragraph 2(b) herein, or which are otherwise relevant to the business of the Company and/or its affiliates, provided however, that you have established a bona fide consulting business. For purposes of this paragraph, a "bona fide consulting business" is a business with two or more paying clients or two or more full-time employees (other than yourself), as of July 1, 2005.


                  3. Stock and Option Grants. With respect to the deferred stock and option awards to which you are a party, the following provisions shall apply.

                           a.    Deferred Stock: Within 30 days of your
                           Resignation Date and subject to receipt of written delivery instructions in accordance with paragraph 3(c) herein, the Company shall deliver the following shares of BKF Capital Group Inc. ("BKF") stock:

                                    [X]  Sixty-five thousand and forty-eight
                                         (65,048) shares of BKF stock pursuant
                                         to a Deferred Stock Award Agreement
                                         dated January 12, 2001 between you and
                                         BKF.

                                    [X]  Three-thousand, three-hundred and
                                         thirty-three (3,333) shares of BKF
                                         stock pursuant to a Deferred Stock
                                         Award Agreement dated January 10, 2003
                                         between you and BKF.

                                    [X]  Three-thousand, three-hundred and
                                         thirty-four (3,334) shares of BKF
                                         stock, pursuant to a Deferred Stock
                                         Award Agreement dated January 10, 2003
                                         between you and BKF; provided, however,
                                         that you may elect to receive in lieu
                                         of such shares, the cash value of such
                                         shares as reflected in the closing
                                         price of the stock on September 30,
                                         2004, by giving notice in writing by
                                         the Resignation Date.


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                                    [X]  Four-thousand, four-hundred and
                                         thirteen (4,413) shares of BKF stock
                                         provided to you pursuant to a Deferred
                                         Stock Award Agreement dated March 12,
                                         2003.

                           b. BKF Stock Options. You shall have thirty days from the Resignation Date to purchase up to sixty-five thousand and forty-nine (65,049) shares of BKF stock at an exercise price of $13.03125 per share, pursuant to the Stock Option Award Agreement dated January 20, 2000. If you elect to purchase, you must provide written instructions regarding delivery consistent with paragraph 3(c) herein and the exercise price must be paid in cash to the Company.

                           c. Stock Delivery Instructions. You shall provide written instructions to BKF to instruct BKF's transfer agent to either (i) deliver the stock certificates to you and if so, the delivery address, or (ii) to deliver the stock certificates to a brokerage account and, if so, the account number and address. The delivery of all of the above shares of BKF stock is subject to your right to elect that a number of shares sufficient to pay withholding taxes be withheld. In the event that shares are not withheld, you shall remit an estimated cash amount to BKF. All shares of BKF stock so delivered shall be free of any and all legends, and BKF shall take reasonable steps to notify relevant brokers that you are no longer an affiliate of BKF for securities laws purposes.

                           d. Proxy. With respect to the shares of BKF stock to be delivered pursuant to this agreement, you hereby grant to such persons as shall be designated by BKF with respect to any meeting of stockholders your proxy to vote in accordance with the recommendation of management with respect to any matters to be voted on by stockholders of BKF.

                  4. Medical Benefits. The Company shall continue to provide you with medical benefits at the Company's sole expense by paying your family medical premium under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") until the earlier of (a) September 30, 2005, or (b) until you become employed and are eligible for another group insurance plan. From and after such date, you may be eligible to continue the Company's insurance at your own expense, pursuant to COBRA.

                  5. Other Payments. The Company shall provide you with your base salary through September 30, 2004 and reimbursement for authorized expenses. In addition, the Company shall pay or reimburse you (within 10 days of being invoiced with reasonable supporting documentation) for all reasonable expenses incurred by you in connection with your travel to and attendance at the meetings with Merrill Lynch scheduled for October 1 and 29, 2004 and with UBS scheduled for October 9, 2004 and any other reasonable expenses you incur after September 30, 2004 while performing services at the request of the Company.

                  6. Mutual Release of Claims. In consideration of the obligations of the Company herein, you, on behalf of yourself and your heirs, successors, administrators and assigns (the "Releasing Parties") hereby irrevocably, fully, and unconditionally release and


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forever discharge the Company and any and all of its current and former shareholders, partners, officers, directors, trustees, employees, agents, contractors, successors and assigns (collectively "Released Parties"), from all actions, claims, obligations, liabilities, demands and causes of action, known or unknown, fixed or contingent, in law or equity, which you ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing occurring up to and including the date you sign this Agreement, including, but not limited to, those arising under:

                      o Any equity award Agreements between BKF and you, except as set forth herein;

                      o Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 1001 et seq., the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. ss. 2601 et seq., Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., New York State Human Rights Law, N.Y. Exec. Law ss. 296 et seq., New York State Labor Law, and the New York City Human Rights Law, N.Y.C. Admin. Code ss. 8-107 et seq., all as amended;

                      o any and all federal, state and local laws, rules, regulations or common law relating to discrimination, including national origin, wages, hours, overtime pay, or employment; and

                      o any and all other federal, state and local laws, rules, regulations, contract law or principal of common law, including but not limited to breach of an express or implied contract, breach of a covenant of good faith and fair dealing, defamation, misrepresentation, or fraud.

                  Nothing in this section, however, releases any of the Company's obligations (i) as set forth in this Agreement or precludes an action by you to enforce the terms of this Agreement; (ii) to indemnify you in accordance with the organizational documents, policies or other indemnification undertakings generally applicable to executive officers of the Company, as in effect from time to time; and (iii) pay or provide benefits vested as of the Resignation Date under the Company's qualified retirement and other benefit plans.

                  In consideration for this release and other good and valuable consideration, the Company hereby irrevocably, fully and unconditionally releases and forever discharges you from all actions, claims, obligations, liabilities, demands and causes of action, known or unknown, fixed or contingent, in law or equity, which it ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause of thing occurring up to and including the date of this Agreement.

                  7. Company Property. By your signature below, you agree that on the Resignation Date you will return all Company Property to the Company. Company Property includes, but is not limited to, (a) Building photo identification card and security access card; and (b) any other Company documents and property not set forth above.


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                  8.       Confidentiality. You agree that the terms and
conditions of this Agreement are confidential and that you shall not disclose the existence of this Agreement or any of its terms to any third parties (including but not limited to other current or former Company employees), other than to your spouse, attorney, financial advisor/accountant, or as required by law or as may be necessary to enforce this Agreement. The Company acknowledges that the terms and conditions of this Agreement are confidential and agrees that the existence of this Agreement and its terms only shall be disclosed internally on a need-to-know basis only, and, to third parties as required by law, as necessary to enforce this Agreement, or as required for an external investigation or audit.

                  9. Full Understanding and Access to Counsel. You acknowledge, represent and agree that you understand the terms of this Agreement and the Release and that they are written in a manner calculated to be understood by you. You further acknowledge and agree that you had an opportunity to discuss the terms of this Agreement with your attorney.

                 10. Knowing and Voluntary. You agree that you are entering into this Agreement knowingly and voluntarily, and no promises or inducements for this Agreement have been made other than those set forth in this Agreement. You further agree that you are entering into this Agreement of your own free will, without any duress, and being fully informed and after due deliberation you accept its terms.

                 11. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the termination of your employment. This Agreement cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by both parties.

                 12. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

                 13. Acceptance of Agreement. By signing this Agreement, you are providing a complete waiver of all claims that may have arisen, whether known or unknown, up until this Agreement is executed.

                 Please acknowledge your acceptance and agreement to the foregoing by signing it before a notary where indicated below and returning it to the Company.


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                  PLEASE READ CAREFULLY BEFORE SIGNING. THIS DOCUMENT INCLUDES
A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


                                                Sincerely,


                                                /s/ Glenn A. Aigen
                                                ------------------------------
                                                Glenn A. Aigen
                                                Chief Financial Office and
                                                Senior Vice-President


Sworn to before me this 30th
day of September, 2004


/s/ Susan Shanklin
-----------------------------
Notary Public




/s/ Gregory T. Rogers                            Dated:  September 30, 2004
-----------------------------                            ---------------------
Gregory T. Rogers




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